UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  March 18, 2011

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 17, 2011, we announced that we have commenced cash tender offers to purchase certain of our outstanding notes.  A copy of the press release is attached as Exhibit 99.A.  Additionally, our wholly owned subsidiary, El Paso Tennessee Pipeline Co. (“EPTP”), announced today that it has commenced cash tender offers to purchase certain of its outstanding debentures.  In conjunction with the tender offers, EPTP is soliciting consents from holders to effect certain amendments to the indenture governing the debentures to eliminate certain restrictive covenants as well as certain events of default.  A copy of the press release is attached as Exhibit 99.B.

Nothing in this report should be construed as an offer to purchase our outstanding notes, as such offer is only being made upon the terms and is subject to the conditions set forth in our Offer to Purchase dated March 17, 2011, and the related Letter of Transmittal, or an offer to purchase EPTP’s debentures, as such offer is only being made upon the terms and is subject to the conditions set forth in EPTP’s Offer to Purchase and Solicitation of Consents, dated March 17, 2011, and the related Letter of Transmittal and Consent.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.A	Press Release of El Paso Corporation dated March 17, 2011.
99.B	Press Release of EPTP dated March 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ Robert W. Baker
Robert W. Baker
Executive Vice President and General Counsel

Dated: March 18, 2011

 EXHIBIT INDEX

Exhibit Number	Description

99.A	Press Release of El Paso Corporation dated March 17, 2011.
99.B	Press Release of EPTP dated March 17, 2011.